EXHIBIT 21

Subsidiaries of Company

                                 Percentage Owned         State of
Subsidiaries                          by Parent         Incorporation

Easy Systems, Inc.                       100               Washington

EdVISION Corporation                     100               California

Harland Benefits Management Corporation   90               Delaware

Harland Business Products, Inc.          100               Delaware

Harland dataPRINT, Inc.                  100               Georgia

Harland Financial Solutions, Inc.        100               Oregon

Harland International Company            100               Georgia

HFS Systems LLC                          100               Delaware

Interlinq Software Corporation           100               Washington

John H. Harland Company of Puerto Rico   100               Georgia

Premier Systems, Inc.                    100               Iowa

Scantron Corporation                     100               Delaware

The Check Store, Inc.                    100               Georgia

Ultradata Corporation                    100               Delaware

This list excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary".